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                                  EXHIBIT 10.2


















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                     Corporate Management Bonus Plan           Subject 01 - 84

                                                               03/01/91

                                                               Page: 1 of 4

                                    Overview:

Company Officers, Merchandisers, Associate Merchandisers, Regional Managers, and designated Directors are eligible for the Corporate Management Bonus Plan. A summary of the Plan provided in this procedure.

                                    Contents:

Introduction ..................................................page l
Bonus Calculations ............................................page 1

                                     Policy:

Introduction

1. Home Depot Officers, Regional Managers, Merchandisers, Associate Merchandisers, and designated Directors are eligible for participation in the Company's bonus plan. For information related to store management, refer to SOP 01-81, Store Management Bonus Plan.

2. Bonuses are paid only to those individuals employed by the Company in a bonus capacity as of the fiscal year end. Employees that resign, are terminated, or demoted to a non-bonus position within the year, are not eligible for the year-end bonus.

3. The salary upon which the bonus is calculated is the annual regular salary in effect at the end of the applicable fiscal year. Bonuses are prorated for partial year employees (new hires or promoted to designated position) based upon the number of full months service.

4. All bonus amounts must be approved by the Chairman of the Board, or the President-Chief Operating Officer with notification to the Sr. Vice President/Chief Financial Officer prior to review with the employee.

5. No position or individual can be added to the Corporate Bonus Plan without prior authorization of the President-Chief Operating Officer.

6. Quarterly statements are sent to each Corporate Bonus Plan participant showing year-to-date progress toward annual bonus goals. The Vice
President-Finance maintains all details concerning bonus eligibility and calculations.

Bonus Calculations

1. The bonus plan is based on the ability of the Company to meet a projected:

Gross Margin Return On Investment (GMROI) by department for Vice
Presidents-Merchandising, Merchandisers and Associate Merchandisers is calculated as follows:


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
        GROSS MARGIN         SALES / STOCK RATIO                  GMROI
        GROSS MARGIN    X        NET SALES        =            GROSS MARGIN
        ------------         -----------------               -----------------
         NET SALES           AVG. INV. AT COST               AVG. INV. AT COST

01 - 84:  Corporate Management Bonus Plan                              Page 2

Return On Assets (ROA) for V. P.'s - Operations and Regional Managers:

ROA is calculated in the same manner as GMROI except net income before taxes and interest replaces gross margin; total assets, which is comprised of average retail inventory and fixed assets, replaces inventory.

Return on Assets (ROA) for Officers and designated Directors:

Same as above except assets are defined as average total assets of the Company per the Balance Sheet.

2. Bonuses are payable based on a percentage of salary of up to either 25% or 50%, depending upon the individual position.

a. The following positions are eligible for bonuses based on results of their stores/departments compared to plan:

                           ROA            GMROI          SALES         DISCRE-
     POSITION            MIN. MAX.      MIN. MAX.       MIN.MAX.       TIONARY
VP Operations          4.375%  17.5%     --      --     1.5%  7.5%        25%

VP Merchandising          --     --   4.375%   17.5%    1.5%  7.5%        25%

Regional Manager        8.75%    35%     --      --       3%   15%        --
Merchandiser              --     --    8.75%     35%      3%   15%        --
Assoc. Merchandiser       --     --   4.375%   17.5%    1.5%  7.5%        --


The minimum indicates percentages earned if 100% of planned results are achieved. The maximum indicates percentages earned if 115% of planned results are achieved. Refer to the charts on the next page.

b. Officers and designated Directors are eligible for bonuses based on results of the entire Company compared to plan.

                           ROA            GMROI          SALES         DISCRE-
     POSITION            MIN. MAX.      MIN. MAX.       MIN.MAX.       TIONARY
     50% Pool         4.375%   17.5%     --   --       1.5%   7.5%        25%
     25% Pool        2.1875%    8.5%     --   --       .75%  3.75%      12.5%

The minimum indicates percentages earned if 100% of planned results are achieved. The maximum indicates percentages earned if 115% of planned results are achieved. Refer to the charts on the next page.


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Page 3               Corporate Mangement Bonus Plan                    01 - 84


                                    [GRAPH]



                     Regional Managers          VP Operations
                      Merchandisers             VP Merchandising
                                                Associate Merchandiser


                                    [GRAPH]





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01 - 84: Corporate Management Bonus Plan                                Page 4

3. For bonus calculations, inventory is based on the average of the 12 fiscal months. (i.e. Inventory at the beginning of the fiscal year plus each month end, divided by 13.)

4. Financial plans will be adjusted for scheduled new stores which open on a date not contemplated in the plan.

5. The Company reserves the right to adjust sales and profit plans either up or down when it is obvious that the original plans were materially incorrect.